Exhibit 99.1

scPharmaceuticals Appoints Sara Bonstein to Board of Directors

BURLINGTON, Mass. – July 10, 2020 – scPharmaceuticals Inc. (Nasdaq: SCPH), a pharmaceutical company focused on developing and commercializing products that have the potential to optimize the delivery of infused therapies, advance patient care, and reduce healthcare costs, today announced the appointment of Sara Bonstein to its Board of Directors. Ms. Bonstein fills the vacancy created from Dorothy Coleman’s resignation from the Board of Directors. Ms. Coleman stepped down from the Board after serving since April 2015.

“We are grateful for Dorothy’s dedication and guidance and wish her the best of luck as she pursues other professional and personal interests,” commented John Tucker, president and chief executive officer of scPharmaceuticals. “We are also very pleased to welcome Sara to our Board of Directors. Drawing on her extensive financial experience in the life sciences field, we believe her skill set will be invaluable to scPharmaceuticals as we transition from a development to a commercial organization. Her appointment reflects our commitment to ensuring that we have a broad mix of skills and perspectives on our Board.”

Ms. Bonstein has over 15 years of operational and financial leadership experience in the life sciences industry. She currently holds the position of Chief Financial Officer of Insmed Incorporated, a global biopharmaceutical company on a mission to transform the lives of patients with serious and rare diseases.

“I am honored to be appointed to serve as a member of the Board for scPharmaceuticals,” said Ms. Bonstein. “I look forward to the work we will do to help patients and their families, and to being part of the tremendous impact the company’s work has the potential to make on the entire healthcare system.”

Previously, Ms. Bonstein has served as Chief Financial Officer, Chief Operating Officer and Corporate Secretary at OncoSec Medical and as the Chief Financial Officer, Secretary, Treasurer, and Executive Vice President at Advaxis, Inc. Prior to these roles, Ms. Bonstein held several roles at Eli Lilly & Company and Johnson & Johnson. Ms. Bonstein holds a BS in Finance from The College of New Jersey and an MBA from Rider University.

About scPharmaceuticals

scPharmaceuticals is a pharmaceutical company focused on developing and commercializing products that are designed to reduce healthcare costs and improve health outcomes. The Company develops, internally and through strategic partnerships, innovative products and solutions that aim to expand and advance the outpatient care of select acute conditions. The Company’s lead programs focus on the subcutaneous, self-administration of IV-strength treatments in heart failure and infectious disease. scPharmaceuticals is headquartered in Burlington, MA. For more information, please visit www.scPharmaceuticals.com.

Forward-Looking Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the Company’s planned efforts to prepare for commercialization of FUROSCIX. Any forward-looking statements in this press release are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the ability of the FUROSCIX On-Body Infusor to appropriately deliver therapy, the receipt of regulatory approval for the FUROSCIX On-Body Infusor or any of our other product candidates or, if approved, the successful commercialization of such products, the risk of cessation or delay of any of the ongoing or planned clinical trials and/or our development of our product candidates, the risk that the results of previously conducted studies will not be repeated or observed in ongoing or future studies involving our product candidates, and the risk that the current COVID-19 pandemic will impact the Company’s operations. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2019 on file with the Securities and Exchange Commission, available at the Securities and Exchange Commission’s website at www.sec.gov, and as well as discussions of potential risks, uncertainties and other important factors in the Company’s subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and the Company undertakes no duty to update this information unless required by law.

Katherine Taudvin

scPharmaceuticals Inc., 781-301-6706

ktaudvin@scpharma.com

Investors:

Hans Vitzthum

LifeSci Advisors, 617-430-7578

hans@lifesciadvisors.com

Media:

Kate Coyle

ICR Inc., 203-682-8210

kate.coyle@icrinc.com